As filed with the Securities and Exchange Commission on May 13, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BROOKFIELD PROPERTIES CORPORATION
(Exact name of Registrant as specified in its charter)

Canada	Not applicable
(State or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation or organization)

Brookfield Place
181 Bay Street, Suite 330
Toronto, Ontario M5J 2T3
(416) 369-2300
(Address and telephone number of Registrant’s principal executive offices)
Torys LLP
237 Park Avenue
New York, New York 10017
Attention: Daniel P. Raglan
(212) 880-6000

(Name, address and telephone number of agent for service)

Copies to:

Brett M. Fox Brookfield Properties Corporation Brookfield Place 181 Bay Street, Suite 330 Toronto, Ontario, Canada M5J 2T3 (416) 369-2300	Daniel P. Raglan Torys LLP 237 Park Avenue New York, New York 10017-3142 (212) 880-6000
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to distribution or interest reinvestment plans, please check the following box.   ☑
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.   ☐

CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of Securities	to be	Offering Price	Aggregate Offering	Registration
to be Registered	Registered(1)	Per Share(2)	Price(2)	Fee
Common Shares	10,000,000	US$8.255	US$82,550,000	US$4,606.29

(1)	Plus such additional shares as may be issued by reason of stock splits, stock distributions and similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457, based on the average of the high and low prices of Brookfield Properties Corporation common shares on the New York Stock Exchange on May 11, 2009 .

PART I
INFORMATION REQUIRED IN THE PROSPECTUS
I-1
10,000,000 Common Shares
Brookfield Properties Corporation
DIVIDEND REINVESTMENT PLAN
This prospectus covers 10,000,000 common shares of Brookfield Properties Corporation (the “Company”) issuable under our dividend reinvestment plan (the “Plan”) which provides holders of our common shares with a simple and convenient method of investing cash distributions declared on our common shares. Our Plan was initially adopted by our board of directors on April 30, 2009. On April 30, 2009, our board of directors approved the filing of this prospectus to, among other things, register additional common shares issuable pursuant to the Plan.
Under the Plan, holders of our common shares resident in Canada and the United States may opt to have any cash distributions declared on their common shares reinvested in newly issued common shares, without paying any brokerage commissions or service charges. The price of the common shares to be issued under the plan is calculated based on the weighted average trading price of our common shares on the New York Stock Exchange during the five trading days immediately preceding the record date for each distribution payment. Our common shares are listed on the New York Stock Exchange under the symbol “BPO”. On May 11, 2009, the closing price for our common shares on the New York Stock Exchange was US$8.14.
The declaration and payment of dividends on the Company’s common shares is at the discretion of the Company’s board of directors, which supports a stable and consistent dividend policy. The Company presently pays quarterly dividends on its common shares and it is the Company’s intention to continue to review the pay-out of dividends quarterly on March 31, June 30, September 30 and December 31 of each year and to adjust the amount to reflect its cash flow.
We cannot estimate the anticipated proceeds from the issuance of common shares under the Plan, which will depend upon the market price of our common shares, the extent of shareholder participation in the Plan and other factors.
Investing in our common shares involves risks. See “Forward-Looking Information” on page 7 of this prospectus. See also “Risk Factors” on page 6 of this prospectus for a discussion of certain factors relevant to an investment in our common shares.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is May 13, 2009.

WHERE YOU CAN FIND MORE INFORMATION
     We are subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and, accordingly, file reports with and furnish other information to the Securities and Exchange Commission (the “Commission”). Under the multi-jurisdictional disclosure system adopted by the United States, these reports and other information (including financial information) may be prepared, in part, in accordance with the disclosure requirements of Canada, which differ from those in the United States. The reports and other information we file with or furnish to the Commission in accordance with the Exchange Act can be inspected and copied, at prescribed rates, at the public reference room maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. You may call the Commission at 1-800-SEC-0330 for more information on the operation of the public reference room. The Commission maintains a website at www.sec.gov that contains reports and other information that we file or furnish electronically with the Commission. You can also find information about the Company on our website at www. brookfieldproperties.com. However, any information that is included on or linked to our website is not a part of this prospectus.
     We have filed under the United States Securities Act of 1933, as amended (the “Securities Act”) a registration statement on Form F-3 relating to our Plan. This prospectus forms a part of the registration statement. This prospectus does not contain all of the information included in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information about us and our common shares you are encouraged to refer to the registration statement and the exhibits that are incorporated by reference into it. Statements contained in this prospectus describing provisions of the Plan are not necessarily complete, and in each instance reference is made to the copy of the Plan which is included as an exhibit to the registration statement, and each such statement in this prospectus is qualified in all respects by such reference.
DOCUMENTS INCORPORATED BY REFERENCE
     The Commission allows us to “incorporate by reference” into this prospectus certain documents that we file with or furnish to the Commission. This means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be an important part of this prospectus, and later information that we file with the Commission will automatically update and supersede that information. The following documents, which we have filed with or furnished to the Commission, are specifically incorporated by reference in this prospectus:
•	Our Annual Report on Form 40-F for the fiscal year ended December 31, 2008, which contains our audited financial statements for such fiscal year.

•	All other reports filed by our company under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2008.

•	The description of our common shares contained in our Registration Statement on Form 40-F, as filed with the SEC on April 26, 1999, and any amendment or report filed for the purpose of amending such description.

     In addition, all other annual reports filed by us with the Commission on Form 20-F, Form 40-F or Form 10-K, all subsequent filings by us on Form 10-Q and Form 8-K, and any Form 6-K filed or furnished by us that is identified in such form as being incorporated by reference into the registration statement of which this prospectus forms a part, in each case subsequent to the date of this prospectus and prior to the termination of this offering, are incorporated by reference into this prospectus as of the date of the filing of such documents. We will deliver to each person eligible to participate in the plan, including any beneficial owner, to whom this prospectus has been delivered, copies of the documents incorporated by reference in this prospectus, but not delivered with this prospectus, upon written or oral request, without charge. Requests should be directed to us at:
Brookfield Properties Corporation
Attn: Melissa Coley, Vice President,
Investor Relations and Communications
The World Financial Center
New York, New York 10281
Email: melissa.coley@brookfieldproperties.com
     You may also inspect information about Brookfield Properties Corporation at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.
     Our company is a “foreign private issuer” as defined in the Exchange Act. As a result, our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act and transactions in our common shares by our officers and directors are exempt from Section 16 of the Exchange Act.
     Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in herein or therein or in any other later filed document which also is incorporated by reference in this prospectus modifies or supercedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES IN THE UNITED STATES
     We are a Canadian corporation established under the Canada Business Corporations Act to continue the business of Canadian Arena Corporation which was incorporated under the Quebec Companies Act, 1920. Some of the Company’s assets are located outside of the United States and some of our directors and officers, as well as some of the experts named in this prospectus, are residents of Canada. As a result, it may be difficult for U.S. investors to:
•	effect service within the United States upon us or those directors, officers and experts who are not residents of the United States; or

•	realize in the United States upon judgments of courts of the United States predicated upon the civil liability provisions of the United States federal securities laws.
RISK FACTORS
     Before you decide to participate in the Plan and invest in our common shares, you should be aware of the following material risks in making such an investment. You should consider carefully these risk factors together with all risk factors and information included or incorporated by reference in this prospectus, including the risk factors set forth in our Annual Report on Form 40-F, before you decide to participate in the Plan and purchase common shares. In addition, you should consult your own financial and legal advisors before making an investment.
Risks Related to the Plan
     You will not know the price of the common shares you are purchasing under the Plan at the time you authorize the investment or elect to have your distributions reinvested.
     The price of our common shares may fluctuate between the time you decide to purchase common shares under the Plan and the time of actual purchase. In addition, during this time period, you may become aware of additional information that might affect your investment decision.

FORWARD-LOOKING INFORMATION
     Certain statements contained and incorporated by reference in this Form F-3 constitute “forward-looking statements”. When used in this Form F-3 or the documents incorporated by reference herein, the words “may”, “will”, “expect”, “plan”, “anticipate”, “estimate”, “product”, “forecast”, ‘outlook”, “potential”, “continue”, “should”, “likely”, or the negative of these terms or other similar expressions are intended to identify forward-looking statements. These forward-looking statements are not historical facts but reflect expectations, estimates and projections. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results or events to differ materially from current expectations. These risks include, but are not limited to:
•	general economic conditions;

•	local real estate conditions, including the development of properties in close proximity to our properties;

•	timely leasing of newly-developed properties and re-leasing of occupied square footage upon expiration;

•	dependence on tenants’ financial condition;

•	the uncertainties of real estate development and acquisition activity;

•	the ability to effectively integrate acquisitions;

•	interest rates;

•	availability of equity and debt financing;

•	the impact of newly-adopted accounting principles on our accounting policies and on period-to-period comparisons of financial results;

•	and other risks and factors described from time to time in the documents filed by us with the securities regulators in Canada and the United States.
     These factors and other risk factors, including those under “Risk Factors” above, represent risks our management believes are material. Other factors not presently known to us or that we presently believe are not material, could also cause actual results to differ materially from those expressed in the forward-looking statements contained and incorporated by reference herein. Accordingly, undue reliance should not be placed on these forward-looking statements. We do not undertake any obligation to update publicly or to revise any of the forward-looking statements contained or incorporated by reference in this Form F-3, whether as a result of new information, future events or otherwise, except as required by law, rule or regulation.

BROOKFIELD PROPERTIES CORPORATION
     The Company was formed under the Canada Business Corporations Act on September 5, 1978 to continue the business of Canadian Arena Corporation which was incorporated in 1923 under the Quebec Companies Act, 1920. Our articles have been amended from time to time to change our capital structure and to make the following name changes: Carena-Bancorp Holdings Inc. — Le Holding Carena-Bancorp Inc. (November 1978), Carena-Bancorp Inc. (January 1985), Carena Developments Limited (March 1989) and finally to Brookfield Properties Corporation (May 1996). Our articles were restated on September 5, 2002.
We are a publicly-traded North American commercial real estate company listed on the New York and Toronto stock exchanges under the symbol BPO. We operate in two principal business segments, the first being the ownership, development and management of premier commercial office properties in select cities in North America, and the second being the development of residential land. In the past three years, we have established and fully invested two core office funds for the purpose of enhancing our position as a leading real estate asset manager.
Our registered office is P.O. Box 770, Suite 330, Brookfield Place, 181 Bay Street, Toronto, Ontario, M5J 2T3. We operate head offices at Three World Financial Center in New York, New York and Brookfield Place in Toronto, Ontario.
USE OF PROCEEDS
     We have no basis for estimating precisely either the number of common shares that may be sold under the plan or the prices at which such common shares may be sold. We intend to use the net proceeds from the sale of the common shares for general corporate purposes.

DIVIDEND REINVESTMENT
1. The Plan
The Plan of Brookfield Properties Corporation (the “company”) provides a convenient means for eligible holders of common shares of the company (“common shares”) to purchase additional common shares by reinvesting their cash dividends.
The declaration and payment of dividends on the company’s common shares is at the discretion of the company’s board of directors, which supports a stable and consistent dividend policy. The company presently pays quarterly dividends on its common shares and it is the company’s intention to continue to review the payout of dividends quarterly on March 31, June 30, September 30 and December 31 of each year and to adjust the amount to reflect its cash flow.
Under the Plan, common shares will be acquired at 100% of their “Market Price” (as defined below). As these common shares will be treasury shares purchased directly from the company, no brokerage commissions or service charges will be payable. All administrative costs of the Plan will be paid by the company.
Through the reinvestment of cash dividends, the company will acquire additional capital funds which will be used for its general corporate purposes.
2. Eligibility
Any beneficial or registered holder of common shares who is a resident of Canada or the United States and meets the requirements below is eligible to become a participant in the Plan (a “participant”).
3. How the Plan Works
A participant may elect to reinvest either 50% or 100% of the cash dividends paid on all common shares owned by him or her. Depending upon the election, either 50% or 100% of the cash dividends paid on the common shares owned by the participant will be applied automatically on each dividend payment date (an “Investment Date”) to purchase additional common shares under the Plan. All dividends paid on common shares acquired under the Plan and held for the account of the participant will be automatically reinvested in additional common shares on each subsequent Investment Date.
The price that will be paid for common shares under the Plan on any Investment Date (the “Market Price”) will be the weighted average price at which board lots of common shares have traded on the New York Stock Exchange (the “NYSE”) during the period of five trading days immediately preceding the relevant Investment Date on which at least one board lot of common shares has traded, as reported by the NYSE.
On each Investment Date, the company will pay to CIBC Mellon Trust Company, the administrator of the Plan, (the “Agent”) the cash dividends otherwise payable to a participant in respect to the common shares registered in the name of the participant or held by the Agent for the account of the participant. Any amount required under applicable tax laws to be withheld by the company from cash dividends paid to any participant and remitted to a taxing authority will be withheld and remitted as required, with the balance being paid to the Agent for reinvestment on behalf of the participant. Cash dividends paid on the common shares registered in the name of the participant will be used by the Agent to purchase common shares from the company for the account of the participant in accordance with the election of the participant. All cash dividends paid on common shares held by the Agent for the account of the participant will be used to purchase common shares from the company for the account of the participant.
Common shares purchased under the Plan will be registered in the name of the Agent, as agent for the participant, and the participant’s account maintained by the Agent will be credited with the number of common shares, including fractions computed to three decimal places, equal to the cash dividends (or relevant percentage) paid on the participant’s common shares divided by the relevant Market Price.
4. How to Enroll
Registered Shareholders
Eligible registered shareholders may enroll in the Plan at any time by completing a participation form and sending it to the Agent. Copies of the Plan and participation forms can be obtained from the Agent at any time. Shareholders should not send share certificates or dividend cheques to the Agent or the company.
The participation form must be signed by all registered holders of common shares which are registered in more than one name. Also, if a shareholder’s total holding is registered in different names (e.g., full name on some share certificates and initials and surname on other share certificates), a separate participation form must be completed for each different registration name. If dividends from all shareholdings are to be reinvested under one account, registration must be identical.

A completed participation form must be received by the Agent no later than five business days prior to the record date for any cash dividend (which will usually be the first business day of the month in which the dividend is payable) in order for that dividend to be reinvested under the Plan.
Once a registered shareholder has enrolled in the Plan, participation will continue until the participant terminates his or her participation (as set forth below) or until the Plan is suspended or terminated or until the participant changes his or her residence to a country other than Canada or the United States.
Beneficial Owners of Common Shares
If a shareholder is a beneficial owner of common shares, he or she should contact his or her broker, investment dealer, financial institution or other nominee who holds his or her common shares to provide instructions regarding his or her participation in the Plan and to inquire about any applicable deadlines that the nominee may impose or be subject to and to confirm what fees, if any, the nominee may charge to enroll all or any portion of such shareholder’s common shares in the Plan on his or her behalf or whether the nominee’s policies might result in any costs otherwise becoming payable by the shareholder.
If a participant is a beneficial owner whose common shares are registered in the name of CDS Clearing and Depository Services Inc. (“CDS”) or The Depository Trust Company (“DTC”) or a name other than the participant’s own name, he or she may participate in the Plan by (i) having those common shares transferred into his or her name directly and then enrolling such common shares in the Plan or (ii) making appropriate arrangements with the broker, investment dealer, financial institution or other nominee who holds the participant’s common shares to enroll in the Plan on the participant’s behalf, either as a nominee that delivers a completed and executed participation form to the Agent in the manner provided in the Plan, or, if applicable, as a CDS participant or a DTC participant through enrollment by CDS or DTC, respectively.
If a participant is a beneficial owner of common shares and wishes to enroll in the Plan through a CDS participant or a DTC participant in respect to his or her common shares registered through CDS or DTC, appropriate instructions must be received by CDS or DTC, as applicable, from the CDS participant or DTC participant not later than such deadline as may be established by CDS or DTC, in order for the instructions to take effect on the Investment Date to which that dividend record date relates.
Instructions received by CDS or DTC after their internal deadline will not take effect until the following Investment Date. CDS participants and DTC participants holding common shares on behalf of beneficial owners of common shares registered through CDS or DTC must arrange for CDS or DTC, as applicable, to enroll such common shares in the Plan on behalf of such beneficial owners in respect to each dividend payment date.
CDS or DTC, as applicable, will provide instructions to the Agent regarding the extent of its participation in the Plan, on behalf of beneficial owners of common shares, in respect to every Investment Date on which cash dividends otherwise payable to CDS or DTC, as applicable, as shareholder of record, are to be reinvested under the Plan.
Any common shares acquired outside of the Plan which are not registered in exactly the same name or manner as common shares enrolled in the Plan will not be automatically enrolled in the Plan. If a participant purchases additional common shares outside the Plan, he or she is advised to contact the Agent to ensure that all common shares the participant owns are enrolled in the Plan.
5. Certain Limitations
A participant may not transfer the right to participate in the Plan to another person.
Subject to applicable law and regulatory policy, the company reserves the right to determine, from time to time, a minimum number of common shares that a participant must hold in order to be eligible to participate in, or continue to participate in, the Plan. Without limitation, the company further reserves the right to refuse participation in the Plan to, or terminate the participation of, any person who, in the company’s sole opinion, is participating in the Plan primarily with a view to arbitrage trading, whose participation in the Plan is part of a scheme to avoid applicable legal requirements or engage in unlawful behavior or has been artificially accumulating the company’s securities, for the purpose of taking undue advantage of the Plan to the company’s detriment. The company may also deny the right to participate in the Plan to any person or terminate the participation of any participant in the Plan if the company deems it advisable under any laws or regulations.
6. Statements of Account
As soon as reasonably practicable after each Investment Date, a statement of account will be mailed to each participant setting out the amount of the relevant cash dividend reinvested, the applicable Market Price, the number of common shares purchased under the Plan on the Investment Date and the total number of common shares, computed to three decimal places, held for the account of the participant under the Plan (or, in the case of CDS participants and DTC participants, CDS or DTC, as the case may be, will receive such statement on behalf of beneficial owners participating in the Plan).
The statements are a continuing record of the cost of the common shares purchased under the Plan and should be retained for income tax purposes. In addition, the Agent will annually provide each participant with appropriate information for tax reporting purposes.

7. Certificates for Shares
A registered holder may, at any time, obtain share certificates for any number of whole common shares held for the participant’s account under the Plan by writing to the Agent. This written notice must be received no later than five business days prior to the record date. In no event will certificates be issued for fractional shares. Certificates for common shares acquired under the Plan will not be issued to participants unless specifically requested. Certificates for less than five common shares will not be issued except upon withdrawal from or termination of the Plan.
If a request for a share certificate is received by the Agent on or after a dividend record date but before the related dividend payment date, the requested action will not be taken until after the dividend payment date.
Common shares held for the account of a participant under the Plan may not be pledged, sold or transferred. Consequently, a participant or nominee who wishes to effect a transaction of this type must request that certificates for his or her common shares be issued by the Agent.
Accounts under the Plan are maintained in the names in which the common shares of the participants were registered at the time they enrolled in the Plan. Consequently, certificates for shares will be similarly registered when issued.
8. Termination of Participation
A participant may terminate his or her participation in the Plan at any time by giving written notice to the Agent (or in the case of beneficial owners, by making arrangements to terminate participation through their nominee). The notice of termination must be received no later than five business days prior to the record date for a cash dividend in order for the notice to be effective with respect to that dividend. If notice of termination is received on or after a record date, the cash dividends payable on the relevant Investment Date will be invested under the Plan and the termination will be effective only with respect to cash dividends subsequently declared. The notice of termination must be signed by all registered holders of common shares which are registered in more than one name.
Upon termination, a registered holder will receive a share certificate for the number of whole common shares held for his or her account under the Plan and a cash payment for any fractional share. The cash payment will be calculated on the basis of the closing price of the common shares on the NYSE on the business day immediately preceding the date of termination. All subsequent dividends will be paid directly to the shareholder. Participation in the Plan may be renewed by registered holders at any time by signing a new participation form and returning it to the Agent.
9. Voting of Shares Held under the Plan
Whole common shares held for the account of a participant under the Plan on any record date for a vote of shareholders (as with common shares not subject to the Plan) may be voted by the participant, either in person or by proxy. Common shares for which instructions are not received will not be voted. Fractional common shares may not be voted.
10. Stock Dividends and Stock Splits
Stock dividends declared on the common shares and any shares resulting from the subdivision of the common shares will be credited to the account of the participant based on whole and fractional shares held for the account of the participant under the Plan.
11. Rights Offering
If the company makes available to holders of common shares of record any right to subscribe for additional common shares or other securities, rights certificates in respect to the number of whole common shares then held for the account of the participant under the Plan will be forwarded to each participant. Where practicable, rights in respect to fractional shares held for the account of a participant will be sold by the Agent for the participant’s account and the net proceeds forwarded to the participant.
12. Death or Incompetence of a Participant
Participation in the Plan will not be affected by a participant’s death or incompetence and participation will remain effective until it is terminated in accordance with the provisions of the Plan.
13. Amendment, Suspension or Termination of the Plan
The company reserves the right to amend, modify, suspend or terminate the Plan at any time, but such actions shall have no retroactive effect that would prejudice a participant’s interests. Any amendments to the Plan are subject to prior approval by the Toronto Stock Exchange. The Agent will notify participants in writing of any modifications made to the Plan that in the company’s opinion may materially prejudice participants. Generally, no notice will be given to participants regarding any amendments to the Plan intended to cure, correct or rectify any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions.
If the Plan is suspended or terminated by the company, each participant will receive a certificate for the number of whole common shares held for his or her account and a cash payment for any fractional share based upon the closing price of the common shares on the NYSE on the trading day immediately preceding the effective date of termination or suspension of the Plan.

If the Plan is suspended or terminated by the company, no investment will be made under the Plan on any subsequent Investment Date. Dividends that are paid after the effective date of any suspension or termination of the Plan will be remitted by the company or the Agent, as the case may be, directly to each participant.
14. Notices
All notices required to be given to a participant will be mailed to the participant at his or her latest address shown on the records of the Agent. All notices to the Agent and the company should be mailed to the address shown on page 4 of this brochure.
15. Income Tax Considerations Relating to the Plan
THE FOLLOWING SUMMARY OF TAX CONSEQUENCES IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE LEGAL OR TAX ADVICE TO ANY PARTICULAR PARTICIPANT. IT IS THE RESPONSIBILITY OF PARTICIPANTS IN THE PLAN TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN IN THEIR RESPECTIVE COUNTRIES OF RESIDENCE.
Canadian Federal Income Tax Considerations
The following is a summary of the principal Canadian federal income tax considerations generally applicable to participants under the Plan. This summary is based on the current provisions of the Income Tax Act (Canada) (the “ITA”), the regulations thereunder, all specific proposals to amend the ITA or the regulations publicly announced by the Minister of Finance (Canada) prior to the date hereof, and an understanding of the current published administrative practices of the Canada Revenue Agency. This summary does not take into account Canadian provincial or territorial income tax laws or those of any country other than Canada.
Participants Resident in Canada
This portion of the summary is applicable only to participants who, for purposes of the ITA, and at all relevant times, are resident in Canada, hold their common shares as capital property, deal at arm’s length with the company and are not subject to “mark-to-market” rules relating to securities held by certain “financial institutions” as defined for purposes of those rules.
Participants will be subject to tax under the ITA on all dividends which are reinvested in common shares in the same manner as they would have been if they had received the dividends in cash.
The cost to a participant of common shares acquired under the Plan will be the amount paid for the common shares by the Agent. For the purpose of computing the adjusted cost base of such common shares to the participant, the cost of the common shares will be averaged with the adjusted cost base of all common shares held by the participant as capital property. A participant may realize a capital gain or loss on the disposition of common shares acquired through the Plan.
Participants Resident in the United States
This portion of the summary is applicable only to participants who, for purposes of the ITA, and at all relevant times, are not resident or deemed to be resident in Canada, do not use or hold and are not deemed to use or hold their common shares in carrying on business in Canada and do not carry on an insurance business in Canada and elsewhere.
Dividends paid or credited to a participant resident in the United States on the common shares, including dividends reinvested under the Plan, will be subject to Canadian withholding tax at the rate of 25%, subject to the application of the Canada-U.S. Income Tax Convention (1980), as amended (the “Treaty”). If the participant is entitled to benefits under the Treaty, the applicable rate of Canadian withholding tax is generally reduced to 15%. Under the Treaty, dividends paid to certain religious, scientific, charitable and similar tax-exempt organizations and certain pension organizations that are resident in, and exempt from tax in, the United States are exempt from Canadian withholding tax. The amount of dividends to be reinvested under the Plan will be reduced by the amount of tax withheld.
Gains on the disposition of common shares by a participant resident in the United States are generally not subject to Canadian income tax unless such shares are or are deemed to be “taxable Canadian property” within the meaning of the ITA and the participant is not entitled to relief under the Treaty. Provided the common shares are listed on a designated stock exchange (which includes the Toronto Stock Exchange and the NYSE), such shares will generally not be taxable Canadian property to a participant resident in the United States unless, at any time during the five-year period immediately preceding a disposition, the participant, persons with whom the participant did not deal at arm’s length or the participant and persons with whom the participant did not deal at arm’s length owned or had an interest in or option to acquire 25% or more of the issued shares of any class or series of shares of company.
United States Federal Income Tax Considerations
Notice Pursuant to U.S. Internal Revenue Service Circular 230: You are hereby advised that: (i) any discussion of U.S. federal tax issues set forth herein, including attachments, is not intended or written to be used and cannot be used by any taxpayer for the purpose of avoiding penalties that may be imposed on the taxpayer under the Internal Revenue Code of 1986, as amended; (ii) such discussion is written to support the promotion or marketing of the transactions or matters addressed herein; and (iii) each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.
* * * *

The following is a summary of certain U.S. federal income tax considerations generally applicable to U.S. participants (as defined below) who reinvest cash dividends in additional common shares under the Plan. The summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed regulations promulgated thereunder, and judicial decisions and administrative interpretations, all of which are subject to change, possibly with retroactive effect. As used in this summary, “U.S. participant” means a beneficial owner of common shares held as capital assets and purchased pursuant to the Plan, if such beneficial owner is, for U.S. federal income tax purposes:
• • • •	a citizen or resident of the United States;
a corporation created or organized in or under the laws of the United States or any political subdivision thereof;
an estate whose income is subject to U.S. federal income taxation regardless of its source; or
a trust if (i) a U.S. court can exercise primary jurisdiction over such trust’s administration and one or more U.S. persons have the authority to control all substantial decisions of such trust or (ii) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.
This summary does not address all aspects of the U.S. federal income tax laws that may be relevant to U.S. participants subject to special treatment under such laws (including but not limited to banks, dealers in securities or currencies, tax-exempt organizations, insurance companies, regulated investment companies, financial institutions, persons that beneficially own 5% or more of the common shares, persons whose functional currency is not the U.S. dollar, and persons that beneficially own common shares as part of a straddle, hedging, or conversion transaction).
If an entity treated as a partnership for U.S. federal income tax purposes participates in the Plan, the tax treatment of such partnership and each partner thereof generally will depend upon the status and activities of the partnership and the partner. Any such partnership or partner thereof should consult its own tax advisor regarding the U.S. federal income tax considerations relating to participation in the Plan.
A U.S. participant will be treated for U.S. federal income tax purposes as having received a distribution in an amount equal to the fair market value of the common shares acquired pursuant to the Plan plus the amount of any Canadian income tax withheld therefrom. The fair market value of the common shares so acquired will be equal to the average of the high and low sale prices of the common shares on the Investment Date as reported on the principal securities exchange on which the shares are traded, which amount may be higher or lower than the Market Price used to determine the number of common shares acquired under the Plan. The distribution will be includible in a U.S. participant’s income as a taxable dividend to the extent of the company’s current and accumulated earnings and profits as determined for U.S. federal income tax purposes. The amount of any such dividend will not be eligible for the dividends received deduction generally available to U.S. corporate shareholders on dividends received from a U.S. corporation. Subject to certain limitations under the Code, U.S. participants may be entitled to a U.S. federal income tax credit or deduction for Canadian income taxes withheld from such dividends.
A U.S. participant’s tax basis per share for common shares purchased pursuant to the Plan will equal the fair market value per common share on the Investment Date. A U.S. participant’s holding period for common shares purchased with dividends will begin on the day following the Investment Date.
U.S. participants generally will recognize a taxable gain or loss when they sell or exchange common shares and when they receive cash payments for fractional shares credited to their accounts upon withdrawal from or termination of the Plan or otherwise. The amount of such gain or loss will be the difference between the amount a U.S. participant receives for such common shares or fraction thereof and the adjusted tax basis therefor. The gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the holding period for such common shares or fraction thereof exceeds one year. For taxable years beginning on or before December 31, 2010, long-term capital gain of a non-corporate U.S. holder generally is taxed at a maximum rate of 15%. The deductibility of capital losses is subject to limitations. Gain or loss recognized by a U.S. participant generally will be treated as gain or loss from sources within the U.S. for foreign tax credit limitation purposes.
The tax considerations set forth above may differ materially if the company is regarded as a “passive foreign investment company” (“PFIC”). The company believes that it was not a PFIC in 2008, and it does not expect to become one in 2009. However, because this determination is made annually at the end of each taxable year and is dependent upon a number of factors (some of which are beyond the company’s control), including the value of its assets and the amount and type of its income, there can be no assurance that the company will not be treated as a PFIC in any taxable year or that the Internal Revenue Service will agree with the company’s conclusion regarding its PFIC status. If the company is a PFIC in any taxable year, U.S. participants could suffer adverse consequences under the PFIC rules, including the possible treatment of gain from the sale, exchange or other disposition of common shares as ordinary income and the imposition of an interest charge on a portion of the resulting tax liability.
16. Administration
The Agent will act as administrator of the Plan for the company and will maintain an account for each participant. The Agent will keep all records necessary for the administration of the Plan.
The company reserves the right to interpret and regulate the Plan as it deems necessary or desirable.

Unless the context requires otherwise, words importing only the singular number shall include the plural and vice versa, words importing the masculine gender shall include feminine and neuter genders and vice versa, and works importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.
17. Liability of the Company and the Agent
The company and the Agent, in administering the Plan, are not liable for any act or omission to act, including, without limitation, any claims of liability: (a) with respect to receipt or non-receipt of any payment, form or other writing purported to have been sent to the company or the Agent; (b) actions taken as a result of inaccurate and incomplete information or instructions; (c) in respect to any decision to amend, suspend, terminate or replace the Plan in accordance with the terms hereof; (d) in respect to the involuntary termination of a participant’s participation in the Plan in the circumstances described herein; (e) with respect to the prices at which common shares are purchased for a participant’s account and the times such purchases are made; or (f) in respect to income taxes or other liabilities payable by any participant or beneficial owner in connection with their participation in the Plan.
Participants should recognize that neither the company nor the Agent can assure profit or protect against a loss on common shares acquired under the Plan.
Both the company and the Agent shall have the right to reject any request regarding enrollment in, withdrawal from or termination of the Plan if such request is not received in proper form. Any such request will be deemed to be invalid until any irregularities have been resolved to the company’s satisfaction and/or the Agent’s satisfaction. Neither the company nor the Agent is under any obligation to notify any shareholder of an invalid request.
18. Governing Law
The Plan shall be governed and construed in accordance with the laws in force of the province of Ontario, Canada.
19. Effective Date
The effective date of the Plan is May 12, 2009.

GENERAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the principal Canadian federal income tax considerations generally applicable to participants under the Plan who, for purposes of the ITA, and at all relevant times, are not resident or deemed to be resident in Canada, do not use or hold and are not deemed to use or hold their common shares in carrying on business in Canada and do not carry on an insurance business in Canada and elsewhere. This summary is based on the current provisions of the ITA, the regulations thereunder, all specific proposals to amend the ITA or the regulations publicly announced by the Minister of Finance (Canada) prior to the date hereof, and an understanding of the current published administrative practices of the Canada Revenue Agency. This summary does not take into account Canadian provincial or territorial income tax laws or those of any country other than Canada.
Dividends
Dividends paid or credited to a U.S. resident holder on the common shares, including dividends reinvested under the Plan, will be subject to Canadian withholding tax at the rate of 25%, subject to the application of the Treaty. If the U.S. resident holder is entitled to benefits under the Treaty, the applicable rate of Canadian withholding tax is generally reduced to 15%. Under the Treaty, dividends paid to certain religious, scientific, charitable and similar tax-exempt organizations and certain pension organizations that are resident in, and exempt from tax in, the United States are exempt from Canadian withholding tax. The amount of dividends to be reinvested under the Plan will be reduced by the amount of tax withheld.
Disposition of Common Shares
Gains on the disposition of common shares by a U.S. resident holder are generally not subject to Canadian income tax unless such shares are or are deemed to be “taxable Canadian property” within the meaning of the ITA and the U.S. resident holder is not entitled to relief under the Treaty. Provided the common shares are listed on a designated stock exchange (which includes the Toronto Stock Exchange and the NYSE), such shares will generally not be taxable Canadian property to a U.S. resident holder unless, at any time during the five-year period immediately preceding a disposition, the U.S. resident holder, persons with whom the U.S. resident holder did not deal at arm’s length or the U.S. resident holder and persons with whom the U.S. resident holder did not deal at arm’s length owned or had an interest in or option to acquire 25% or more of the issued shares of any class or series of shares of Company.
UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain U.S. federal income tax considerations relating to participation in the Plan by U.S. Participants (as defined below) that hold common shares as capital assets. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder, administrative and judicial interpretations thereof, and the Treaty, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This summary is for general information only and does not address all of the tax considerations that may be relevant to specific U.S. Participants in light of their particular circumstances. In addition, this summary does not address the U.S. federal income tax consequences to U.S. Participants subject to special provisions under the Code, including: banks; insurance companies; dealers in securities; tax-exempt entities; retirement plans; regulated investment companies; real estate investment trusts; certain former citizens or residents of the United States; persons who hold Common Shares as part of a straddle, hedge, conversion transaction or other integrated investment; persons that have a “functional currency” other than the U.S. dollar; persons that beneficially own (or are deemed to own) 5% or more (by voting power or value) of our stock; or persons that generally mark their securities to market for U.S. federal income tax purposes. Furthermore, this summary does not address any U.S. state, local, or non-U.S. tax considerations, nor does it address any U.S. federal estate, gift, or alternative minimum tax considerations.
As used in this summary, the term “U.S. Participant” means a beneficial owner of common shares held as capital assets and purchased pursuant to the Plan, if such beneficial owner is, for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (a) a United States court can exercise primary jurisdiction over such trust’s administration and one or more U.S. persons have the authority to control all substantial decisions of such trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.
If an entity treated as a partnership for U.S. federal income tax purposes participates in the Plan, the tax treatment of such partnership and each partner thereof generally will depend upon the status and activities of the partnership and the partner. Any such partnership or partner thereof should consult its own tax advisor regarding the U.S. federal income tax considerations relating to participation in the Plan.
PROSPECTIVE PARTICIPANTS IN THE PLAN ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSIDERATIONS APPLICABLE TO THEM RELATING TO PARTICIPATION IN THE PLAN, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE, AND LOCAL TAX LAWS AND NON-U.S. TAX LAWS.

Tax Consequences of Dividend Reinvestment
A U.S. Participant will be treated as receiving a distribution for U.S. federal income tax purposes in an amount equal to the fair market value on the applicable Investment Date of the common shares purchased with reinvested dividends plus the amount of any Canadian tax withheld therefrom. The fair market value of the common shares so acquired will be equal to the average of the high and low sale prices of the common shares on the Investment Date as reported on the principal securities exchange on which the shares are traded, which amount may be higher or lower than the Market Price used to determine the number of common shares acquired under the Plan. The distribution will be includible in a U.S. Participant’s income as a taxable dividend to the extent of the Company’s current and accumulated earnings and profits as determined for U.S. federal income tax purposes. A U.S. Participant’s tax basis per share for common shares purchased pursuant to the Plan will equal the fair market value per common share on the Investment Date. A U.S. Participant’s holding period for such common shares will begin on the day following the Investment Date.
Any distribution to a U.S. Participant described in the preceding paragraph will be subject to U.S. federal income tax in the same manner as cash distributions described below. See “Tax Consequences of Purchase, Ownership and Disposition of Common Shares — Distributions; — Backup Withholding Tax and Information Reporting.”
Tax Consequences of Purchase, Ownership and Disposition of Common Shares
Distributions
Subject to the rules discussed below under “Passive Foreign Investment Company Considerations,” a U.S. Participant that receives a distribution with respect to a common share generally will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian tax withheld from such distribution) to the extent of our current and accumulated earnings and profits (as determined for U.S. federal income tax purposes). To the extent the amount of such distribution exceeds our current and accumulated earnings and profits, such excess will be treated first as a non-taxable return of capital to the extent of such U.S. Participant’s tax basis in such common share and thereafter as gain from the sale or exchange of such common share.
The U.S. dollar value of any distribution on common shares made in Canadian dollars generally should be calculated by reference to the exchange rate between the U.S. dollar and the Canadian dollar in effect on the date of actual or constructive receipt of such distribution by the U.S. Participant (or the Agent on behalf of the U.S. Participant), regardless of whether the Canadian dollars so received are in fact converted into U.S. dollars. If the Canadian dollars so received are converted into U.S. dollars on the date of receipt, such U.S. Participant generally should not recognize foreign currency gain or loss on such conversion. If the Canadian dollars so received are not converted into U.S. dollars on the date of receipt, such U.S. Participant generally will have a tax basis in such Canadian dollars equal to the U.S. dollar value of such Canadian dollars on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of such Canadian dollars generally will be treated as ordinary income or loss to such U.S. Participant and generally will be income or loss from sources within the United States for U.S. foreign tax credit purposes. The considerations set forth in this paragraph are not relevant to U.S. Participants that receive distributions on common shares made in U.S. dollars.
To the extent distributions on common shares are treated as dividends, such dividends generally will constitute income from sources outside the United States and generally will be categorized for U.S. foreign tax credit purposes as “passive category income” or, in the case of some U.S. Participants, as “general category income.” Such dividends generally will not be eligible for the “dividends received deduction” ordinarily allowed to corporate shareholders with respect to dividends received from U.S. corporations. Any Canadian tax withheld with respect to distributions on common shares may, subject to certain Code and Treaty provisions, be claimed as a foreign tax credit against a U.S. Participant’s U.S. federal income tax liability or may be claimed as a deduction for U.S. federal income tax purposes. (However, if by vote or value 50% or more of our shares are treated as owned by U.S. persons, then different rules will apply under Code provisions that impose limitations on foreign tax credits.) The rules relating to U.S. foreign tax credits are complex, and each U.S. Participant should consult its own tax advisor regarding the application of such rules.
Distributions treated as dividends that are received by a non-corporate U.S. Participant (including an individual) through taxable years beginning on or before December 31, 2010 generally should qualify for the 15% preferential tax rate applicable to long-term capital gains, if certain holding period and other requirements are met and we are not treated as a passive foreign investment company with respect to such U.S. Participant. Special rules apply for purposes of determining such U.S. Participant’s investment income (which may limit deductions for investment interest) and foreign income (which may affect the amount of U.S. foreign tax credit) and to certain extraordinary dividends. Each non-corporate U.S. Participant should consult its own tax advisor regarding the applicability of the preferential tax rate and the related restrictions and special rules.

Sale, Exchange or Other Disposition of Common Shares
Subject to the discussion below under “Passive Foreign Investment Company Considerations,” a U.S. Participant generally will recognize capital gain or loss for U.S. federal income tax purposes when it sells, exchanges, or otherwise disposes of common shares and when it receives cash payments for fractional shares credited to its account upon withdrawal from or termination of the Plan or otherwise. The amount of such gain or loss will equal the difference, if any, between the amount realized on the sale, exchange or other disposition and such U.S. Participant’s tax basis in such common shares or fraction thereof. Such capital gain or loss generally will be long-term capital gain (taxable at a preferential rate for non-corporate U.S. Participants) or loss if, on the date of sale, exchange or other disposition, the common shares or fraction thereof were held by such U.S. Participant for more than one year. The deductibility of capital losses is subject to limitations. Such gain or loss generally will be treated as U.S.-source gain or loss for foreign tax credit limitation purposes.
Passive Foreign Investment Company Considerations
The tax considerations set forth above may differ materially if we are regarded as a “passive foreign investment company” (“PFIC”). We believe that we were not a PFIC in 2008, and we do not expect to become one in 2009. However, because this determination is made annually at the end of each taxable year and is dependent upon a number of factors (some of which are beyond our control), including the value of our assets and the amount and type of our income, there can be no assurance that we will not be treated as a PFIC in any taxable year or that the Internal Revenue Service will agree with our conclusion regarding our PFIC status. If we are a PFIC in any taxable year, U.S. Participants could suffer adverse consequences under the PFIC rules, including the possible treatment of gain from the sale, exchange or other disposition of common shares as ordinary income and the imposition of an interest charge on a portion of the resulting tax liability.
Backup Withholding Tax and Information Reporting
Under certain circumstances, U.S. backup withholding tax and information reporting may apply to U.S. Participants with respect to distributions paid on common shares and proceeds from the sale, exchange or other disposition of common shares, unless an exemption applies. U.S. Participants that are corporations generally are excluded from these information reporting and backup withholding tax rules. Any amounts withheld under the backup withholding tax rules generally will be allowed as a credit against a U.S. Participant’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Participant furnishes the required information to the Internal Revenue Service in a timely manner.
Reportable Transactions
A U.S. Participant that participates in any “reportable transaction” (as defined in U.S. Treasury regulations) must attach to its U.S. federal income tax return a disclosure statement on Internal Revenue Service Form 8886. U.S. Participants should consult their own tax advisors as to the possible obligation to file Internal Revenue Service Form 8886 with respect to the sale, exchange or other disposition of any non-U.S. currency received as a dividend on common shares.
DESCRIPTION OF SHARES TO BE REGISTERED
     The common shares to be offered by this prospectus will be offered to our shareholders pursuant to participation in the Plan. The common shares are currently listed on the Toronto Stock Exchange and the New York Stock Exchange.
     The authorized share capital of the Corporation consists of an unlimited number of Class A Redeemable Voting Preferred Shares (the “Class A Preference Shares”), issuable in series, 6,000,000 Class AA Redeemable Preferred Shares (the “Class AA Preference Shares”), issuable in series, an unlimited number of Class AAA Redeemable Preferred Shares (the “Class AAA Preference Shares”), issuable in series, and an unlimited number of common shares. Information regarding the rights, privileges, restrictions and conditions and the number of common shares and preferred shares authorized and issued is contained in our Annual Information Form and the notes to our Consolidated Financial Statements incorporated in this prospectus by reference to our Annual Report on Form 40-F. The holders of the common shares are entitled to receive notice of and to attend all shareholders’ meetings and for all purposes will be entitled to one vote for each common share held. The holders of the common shares are entitled to receive any dividends declared thereon by our board of directors.
Class A Preference Shares — unlimited authorized
4,612,500 Class A preference shares, Series A authorized, of which 4,612,495 are issued and outstanding; and

9,589,500 Class A preference shares, Series B authorized, of which 9,589,485 are issued and outstanding.

Class AA Preference Shares — 6,000,000 authorized (2,400,000 shares have been issued and redeemed)
2,000,000 Class AA preference shares, Series E authorized, of which 2,000,000 are issued and outstanding.
Class AAA Preference Shares — unlimited authorized
12,000,000 Class AAA preference shares, Series E authorized, of which 8,000,000 are issued and outstanding;

8,000,000 Class AAA preference shares, Series F authorized, of which 8,000,000 are issued and outstanding;

6,000,000 Class AAA preference shares, Series G authorized, of which 4,400,000 are issued and outstanding;

8,000,000 Class AAA preference shares, Series H authorized, of which 8,000,000 are issued and outstanding;

8,000,000 Class AAA preference shares, Series I authorized, of which 8,000,000 are issued and outstanding;

8,000,000 Class AAA preference shares, Series J authorized, of which 8,000,000 are issued and outstanding; and

8,000,000 Class AAA preference shares, Series K authorized, of which 6,000,000 are issued and outstanding.
There are currently no authorized Class AA preference shares, Series A, B, C and D, or Class AAA preference shares, Series A, B, C and D, as all authorized preference shares of each of these series were issued and subsequently redeemed and are no longer issuable. There are an unlimited number of common shares, authorized, of which 391,118,439 common shares were issued and outstanding as of May 1, 2009.

EXPENSES
     Set forth below is an estimate of the approximate amount of the fees and expenses payable by our company in connection with the registration of the common shares being offered:

SEC registration fee	US$	4,606.29
Legal fees and expenses		35,000	(est)
Accounting fees and expenses		8,500	(est)
Printing and mailing expenses		13,000	(est)
Stock exchange listing fees and expenses		117,442	(est)

Total	US$	178,548.29

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.  Indemnification of Directors and Officers
     Section 124 of the Canada Business Corporations Act (the “Act”) provides as follows:
     124. (1) Indemnification — A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.
     (2) Advance of costs — A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfill the conditions of subsection (3).
     (3) Limitation — A corporation may not indemnify an individual under subsection (1) unless the individual
     (a) acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request; and
     (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.
     (4) Indemnification in derivative actions — A corporation may with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual’s association with the corporation or other entity as described in subsection (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).
     (5) Right to indemnity — Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity as described in subsection (1), if the individual seeking indemnity
     (a) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and
     (b) fulfils the conditions set out in subsection (3).
     (6) Insurance — A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual
     (a) in the individual’s capacity as a director or officer of the corporation; or
     (b) in the individual’s capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation’s request.
     (7) Application to court — A corporation, an individual or an entity referred to in subsection (1) may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order that it sees fit.
     (8) Notice to Director — An applicant under subsection (7) shall give the Director notice of the application and the Director is entitled to appear and be heard in person or by counsel.
     (9) Other notice — On an application under subsection (7) the court may order notice to be given to any interested person and the person is entitled to appear and be heard in person or by counsel.

     The by-laws of the Company provide that the Company shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Company’s request as a director or officer, or in a similar capacity of another entity, and the heirs and legal representatives of such a person to the extent permitted by the Act.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.
     The Company maintains directors and officers insurance under policies arranged by Brookfield Asset Management Inc. with a combined annual limit of Cdn.$50,000,000 subject to a corporate deductible of Cdn.$250,000 per loss (Cdn.$500,000 for certain of our U.S. subsidiaries). The limit is not exclusive to each corporation insured under the policies. Under this insurance coverage, we are reimbursed for indemnity payments made to directors or officers as required or permitted by law or under provisions of its by-laws as indemnity for losses, including legal costs, arising from acts, errors or omissions committed by directors and officers during the course of their duties as such. This insurance also provides coverage to individual directors and officers without any deductible if they are not indemnified by us. The insurance coverage for directors and officers has certain exclusions, including, but not limited to, those acts determined to be deliberately fraudulent or dishonest or have resulted in personal profit or advantage. The cost of such insurance is borne by us and was Cdn.$482,143 annually for the fiscal year ended December 31, 2008.
LEGAL MATTERS
     Certain legal matters have been passed upon for us by Torys LLP, New York, New York and Toronto, Ontario. As of the date of this prospectus, the partners and associates of Torys LLP owned beneficially, directly or indirectly, less than 1% of the outstanding securities of our company.
EXPERTS
     The consolidated financial statements, the reconciliation of Canadian generally accepted accounting principles to accounting principles generally accepted in the United States and the effectiveness of internal control over financial reporting incorporated by reference in the Registration Statement have been audited by Deloitte and Touche LLP, an independent registered public accounting firm, as stated in their reports incorporated by reference in the Registration Statement. Such financial statements and effectiveness of internal control over financial reporting are included in reliance upon the reports of such firm, given upon their authority as experts in auditing and accounting.

Item 9.   Exhibits
     The following exhibits have been filed as part of this Registration Statement:

Exhibit
Number	Description
4.1	Dividend Reinvestment Plan Enrollment Participation Form of Brookfield Properties Corporation
4.2	Form of Dividend Reinvestment Plan of Brookfield Properties Corporation
5.1	Opinion of Torys LLP as to the legality of the securities being registered
8.1	Opinion of Torys LLP regarding tax matters (contained in Exhibit 5.1)
23.1	Consent of Deloitte & Touche LLP, Toronto, Ontario, Canada
23.2	Consent of Torys LLP (contained in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature pages of this Registration Statement)

Item 10.   Undertakings
     The undersigned registrant hereby undertakes:
     (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;
     (i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided , however , that the undertakings set forth above in paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4)  To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20–F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F–3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F–3.
     (5)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (6)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 13th day of May, 2009.

BROOKFIELD PROPERTIES CORPORATION
By:	/s/ Bryan K. Davis
	Name:	Bryan K. Davis
	Title:	Senior Vice President and Chief Financial Officer

POWERS OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Bryan K. Davis as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on this 13th day of May, 2009:

Signature	Title

/s/ Richard B. Clark Richard B. Clark	Chief Executive Officer and Director (principal executive officer)

/s/ Bryan K. Davis Bryan K. Davis	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)

/s/ Gordon E. Arnell Gordon E. Arnell	Chairman of the Board of Directors

/s/ William Cahill William Cahill	Director

/s/ Jack L. Cockwell Jack L. Cockwell	Director

/s/ J. Bruce Flatt J. Bruce Flatt	Director

/s/ Roderick D. Fraser Roderick D. Fraser	Director

/s/ Paul D. McFarlane Paul D. McFarlane	Director

/s/ Allan S. Olson Allan S. Olson	Director

Signature	Title

/s/ Linda D. Rabbitt Linda D. Rabbitt	Director

/s/ Robert L. Stelzl Robert L. Stelzl	Director

/s/ Diana L. Taylor Diana L. Taylor	Director

/s/ John E. Zuccotti John E. Zuccotti	Director

AUTHORIZED REPRESENTATIVE
     Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form F-3 has been signed below by the undersigned, solely in its capacity as the registrant’s duly authorized representative in the United States, on this 13th day of May, 2009.

Brookfield Properties Management LLC
By:	/s/ Michelle Campbell
	Name:	Michelle Campbell
	Title:	Vice President, Compliance Assistant Corporate Counsel

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Dividend Reinvestment Plan Enrollment Participation Form of Brookfield Properties Corporation
4.2	Form of Dividend Reinvestment Plan of Brookfield Properties Corporation
5.1	Opinion of Torys LLP as to the legality of the securities being registered
8.1	Opinion of Torys LLP regarding tax matters (contained in Exhibit 5.1)
23.1	Consent of Deloitte & Touche LLP, Toronto, Ontario, Canada
23.2	Consent of Torys LLP (contained in Exhibit 5.1)
24.1	Powers of Attorney (included on the signature pages of this Registration Statement)